UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 1, 2016, the Board of Directors of Golden Entertainment, Inc. (the “Company”) approved and adopted a revised and updated Code of Business Conduct and Ethics (the “Revised Code”), which applies to all officers, directors and employees, including the Company’s chief executive officer, chief operating officer, chief financial officer, chief accounting officer, corporate controller and all other senior financial officers of the Company. The Revised Code replaced the Company’s prior Code of Business Conduct and Ethics adopted in April 2006 and reflects, among other matters, clarifications and revisions relating to conflicts of interest, confidentiality, compliance with laws, reporting and enforcement, and other matters intended to update the Company’s Code of Business Conduct and Ethics.

The foregoing summary of the Revised Code does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Revised Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Revised Code is available in the Investors section of the Company’s website (http://goldenent.com/investors) under the heading “Governance.” The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

14.1	Golden Entertainment, Inc. Code of Business Conduct and Ethics, effective November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: November 7, 2016	/s/ Matthew W. Flandermeyer
	Name:	Matthew W. Flandermeyer
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
14.1	Golden Entertainment, Inc. Code of Business Conduct and Ethics, effective November 1, 2016.